Contact: Alliance Data

Julie Prozeller, Investors/Analysts
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon, Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA PROVIDES PRIVATE LABEL

PERFORMANCE UPDATE FOR DECEMBER 2010

Dallas, TX, January 18, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today provided an update on its Private Label segment.

In conjunction with the release of the Company’s Master Trust Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company’s total managed portfolio, and the Company believes the information presented below provides a more complete view of the Private Label segment.

	For the month	For the quarter	For the year
	ended	ended	ended
	December 31, 2010	December 31, 2010	December 31, 2010
	(dollars in thousands)
Average receivables	$5,172,019	$5,016,501	$5,025,915
Year over year portfolio growth	(1)%	4%	15%
Net charge-offs	$39,250	$111,789	$448,587
Net charge-offs as a percentage of average receivables(1)	9.1%	8.9%	8.9%

	As of	As of
	December 31, 2010	December 31, 2009

	(dollars in thousands)
30 days + delinquencies — principal	$277,308	$324,845
Period ended receivables — principal	$5,115,396	$5,332,062
Delinquency rate	5.4%	6.1%

(1)	The net charge-off rate is consistent with the Company’s expectations for a high 8% loss rate for the quarter as compared to a normalized net charge-off rate of approximately 9.5 % in the fourth quarter last year.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.